Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements present the pro forma effect of the purchase of Sigma Holdings, LLC d.b.a. Fifth Gear Assets (“Fifth Gear”) by Speed Commerce, Inc. (“the Company” or “Speed Commerce”) through the Asset Purchase Agreement (the “Purchase Agreement”) on Speed Commerce’s historical financial position and results of operations using the purchase method of accounting. The purchase was effective November 21, 2014. Speed Commerce’s fiscal year ends on March 31 of each year, and Fifth Gear’s fiscal year ends on December 31 of each year.

The unaudited pro forma condensed combined financial information has been prepared pursuant to the requirements of Article 11 of Regulation S-X. The assumptions, estimates, reclassifications and adjustments herein have been made solely for purposes of developing the unaudited pro forma condensed combined financial information and are based upon available information and certain assumptions that we believe are reasonable. The related purchase accounting should be considered preliminary.

The unaudited pro forma condensed combined balance sheet as of September 30, 2014 is based on the historical balance sheet of Speed Commerce as of September 30, 2014 and of Fifth Gear as of September 30, 2014 and the assumption that the merger had occurred as of September 30, 2014. The pro forma condensed combined statements of operations for the fiscal year ended March 31, 2014 combines the results of operations of Speed Commerce for the year ended March 31, 2014 and of Fifth Gear for the year ended December 31, 2013 (in each case, the most recently completed fiscal year), and is based on the assumption that the merger had occurred on April 1, 2013 (incorporating Fifth Gear’s fiscal year beginning on January 1, 2013), the first days of the beginning of Speed Commerce’s and Fifth Gear’s fiscal years, respectively. As a result of the different fiscal year ends, and in order to present results for comparable periods, the unaudited pro forma interim condensed combined statements of operations for the six-month period ended September 30, 2014 combines Speed Commerce’s historical consolidated statement of operations and comprehensive income (loss) for the six-month period ended September 30, 2014 with Fifth Gear’s historical consolidated statement of operations for the six-month period ended September 30, 2014.

Assumptions underlying the pro forma adjustments necessary to reasonably present this unaudited pro forma condensed combined financial information are described in the accompanying notes, which should be read in conjunction with this unaudited pro forma condensed combined financial information. The pro forma adjustments described in the accompanying notes have been made based on available information and, in the opinion of management, are reasonable. The pro forma adjustments include the effects of Speed Commerce’s refinancing to its $100 million credit facility, which replaced prior credit facilities. The preliminary purchase price has been allocated on a preliminary basis to assets acquired and liabilities assumed in connection with the acquisition based on their estimated fair values as of the completion of the acquisition. The unaudited pro forma condensed combined statements of operations reflect the effects of applying certain preliminary purchase accounting adjustments to the historical consolidated results of operations, including items expected to have a continuing impact on the consolidated results, such as depreciation and amortization on acquired tangible and intangible assets. The unaudited pro forma condensed combined statements of operations for the six months ended September 30, 2014 and the year ended March 31, 2014 do not include non-recurring items such as transaction costs related to the acquisition of $2.0 million. A full and detailed valuation of Fifth Gear’s assets and liabilities is being completed and certain information and analyses is preliminary at this time. The final purchase price allocation is subject to the final determination of the fair values of assets acquired and liabilities assumed and, therefore, that allocation and the resulting effect on income from operations may differ materially from the unaudited pro forma amounts included herein.

The historical consolidated financial information has been adjusted to give effect to estimated pro forma events that are directly attributable to the acquisition, factually supportable and, with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the consolidated results of operations. Additionally, the unaudited pro forma condensed combined financial information does not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities. Therefore, the unaudited pro forma condensed combined financial information should not be considered indicative of actual results that would have been achieved had the acquisition occurred on the dates indicated and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity.

The unaudited pro forma condensed combined financial statements and notes thereto should be read in conjunction with (i) Speed Commerce’s historical consolidated financial statements and related notes contained in Speed Commerce’s annual report on Form 10-K for the year ended March 31, 2014,  (ii) Speed Commerce’s Quarterly Report on Form 10-Q for the three and six-month periods ended September 30, 2014, (iii) Speed Commerce’s Current Reports on Form 8-K filed since March 31, 2014, and (iv) the historical financial information of Fifth Gear included within this filing.

Unaudited Pro Forma Condensed Combined Balance Sheet

(In thousands, except share amounts)

	Historical		Pro Forma
	Speed Commerce, Inc.	Fifth Gear
	September 30,	September 30,
	2014	2014	Adjustments		Combined
Assets
Current assets:
Cash and cash equivalents	$6,927	$315	$(33)	(1)	$13,966
			6,757	(3)
Accounts receivable, net	21,915	38,540	(33,079)	(1)	27,376
Prepaid expenses	2,205	886	-		3,091
Deferred costs	4,660	-	-		4,660
Inventories	-	1,629	-		1,629
Other assets — current	-	255	(99)	(1)	156
Total current assets	35,707	41,625	(26,454)		50,878
Property and equipment, net	17,153	7,717	(2,050)	(2)	22,820
Other assets:
Intangible assets, net	20,924	1,361	(1,361)	(1)	44,616
			23,692	(2)
Goodwill	30,665	4,846	(4,846)	(1)	61,328
			30,663	(2)
Other long-term assets	19,889	83	(1,933)	(4)	18,039
Total assets	$124,338	$55,632	$17,711		$197,681
Liabilities and shareholders’ equity
Current liabilities:
Line of credit	$-	$2,687	$(1,236)	(1)	$1,451
Current portion of long-term debt	875	1,289	(1,289)	(1)	2,500
			1,625	(3)
Accounts payable	14,699	26,881	(24,856)	(1)	16,134
			(590)	(3)
Accrued expenses	6,246	1,141	(26)	(1)	7,361
Deferred payment obligation short-term - acquisition	1,104	-	-		1,104
Other current liabilities	4,372	137	-		4,509
Total current liabilities	27,296	32,135	(26,372)		33,059
Long-term liabilities:
Deferred payment obligation long-term - acquisition	303	-	-		303
Deferred tax liabilities - long term	2,405	-			2,405
Long-term debt	34,125	2,582	(2,582)	(1)	97,500
			63,375	(3)
Other long-term liabilities	11,537	184	(184)	(1)	11,537
Total liabilities	75,666	34,901	34,237		144,804
Shareholders’ equity:
Convertible preferred stock, Series C, no par value: Authorized shares — 10,000,000; issued and outstanding shares — 3,333,333 at September 30, 2014 and zero at March 31, 2014	6,796	1,125	(1,125)	(1)	6,796
Common stock, no par value: Authorized shares — 100,000,000; issued and outstanding shares — 65,829,512 at September 30, 2014 and 65,208,193 at March 31, 2014	216,862	-	9,291	(5)	226,153
Accumulated deficit	(175,036)	19,606	(19,606)	(1)	(180,122)
			(5,086)	(4)
Accumulated other comprehensive income	50	-	-		50
Total shareholders’ equity	48,672	20,731	(16,526)		52,877
Total liabilities and shareholders’ equity	$124,338	$55,632	$17,711		$197,681

Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Income (Loss)

(In thousands, except per share amounts)

	Historical		Pro Forma
	Speed Commerce, Inc.	Fifth Gear
	Year Ended	Year Ended
	March 31,	December 31,
	2014	2013	Adjustments		Combined
Net revenue	$107,079	$51,376	$-		$158,455
Cost of revenue	88,972	36,832	-		125,804
Gross profit	18,107	14,544	-		32,651
Operating expenses:
Selling and marketing	2,692	253	-		2,945
General and administrative	12,512	7,898	-		20,410
Information technology	2,780	3,322	-		6,102
Depreciation and amortization	5,848	1,469	2,708	(A)	10,025
Total operating expenses	23,832	12,942	2,708		39,482
Income (loss) from operations	(5,725)	1,602	(2,708)		(6,831)
Other income (expense):
Interest expense, net	(1,859)	(121)	(8,723)	(B)	(8,788)
			1,915	(C)
Other income, net	5	-	-		5
Income (loss) from continuing operations, before income tax	(7,579)	1,481	(9,516)		(15,614)
Income tax expense from continuing operations	(290)	-	(75)	(D)	(365)
Net income (loss) from continuing operations	(7,869)	1,481	(9,591)		(15,979)
Discontinued operations:
Income (loss) from discontinued operations, net of tax	(18,697)	-	-		(18,697)
Net income (loss)	$(26,566)	$1,481	$(9,591)		$(34,676)

Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Income (Loss)

(In thousands, except per share amounts)

	Historical		Pro Forma
	Speed Commerce, Inc.	Fifth Gear
	Six Months Ended	Six Months Ended
	September 30,	September 30,
	2014	2014	Adjustments		Combined
Net revenue	$45,127	$26,931	$-		$72,058
Cost of revenue	34,896	19,446	-		54,342
Gross profit	10,231	7,485	-		17,716
Operating expenses:
Selling and marketing	1,765	179	-		1,944
General and administrative	7,751	3,786	-		11,537
Information technology	1,800	1,736	-		3,536
Depreciation and amortization	3,614	764	1,355	(A)	5,733
Total operating expenses	14,930	6,465	1,355		22,750
Income (loss) from operations	(4,699)	1,020	(1,355)		(5,034)
Other income (expense):
Interest expense, net	(1,379)	(109)	(4,361)	(B)	(4,420)
			1,429	(C)
Loss on early extinguishment of debt, net	(816)	-	-		(816)
Other income, net	1,761	65	-		1,826
Income (loss) from continuing operations, before income tax	(5,133)	976	(4,287)		(8,444)
Income tax expense from continuing operations	(173)	-	(49)	(D)	(222)
Net income (loss) from continuing operations	(5,306)	976	(4,336)		(8,666)
Discontinued operations:
Gain on sale of discontinued operations, net of tax	3,927	-	-		3,927
Loss from discontinued operations, net of tax	(10,923)	-	-		(10,923)
Net income (loss)	$(12,302)	$976	$(4,336)		$(15,662)

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Conforming interim periods

Speed Commerce’s fiscal year end is March 31, while Fifth Gear’s fiscal year end is December 31.  The latest interim period for Speed Commerce is its second quarter results for the three and six-month period ended September 30, 2014, while Fifth Gear’s latest interim period is its third quarter results for the three and nine-month period ended September 30, 2014.  In order for the unaudited interim pro forma results of Fifth Gear to be most current, the interim results of Fifth Gear included in unaudited pro forma interim combined statement of operations reflect the six-months ended September 30, 2014.  Accordingly, Fifth Gear’s historical unaudited financial information included in the unaudited pro forma condensed combined statement of operations covering the three-month period ended March 31, 2014 has been excluded as follows (amounts in thousands):

Fifth Gear
Three Months Ended
March 31, 2014
(Unaudited)
Net revenue	$13,672
Cost of revenue	9,638
Gross profit	4,034
Operating expenses:
Selling and marketing	74
General and administrative	2,055
Information technology	847
Depreciation and amortization	374
Total operating expenses	3,350
Income from operations	684
Other income (expense):
Interest expense, net	(51)
Other income (expense), net	4
Income from operations, before income tax	637
Income tax expense	-
Net income	$637

Transaction costs

The accompanying pro forma condensed combined financial statements do not include the impact of any transaction costs directly related to the purchase agreement that would be non-recurring.  These costs are anticipated to be paid out of Speed Commerce’s cash on hand.

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2014

(1)	To adjust the elimination of Fifth Gear’s assets, liabilities and equity not acquired or assumed in the transaction.

(2)	The total estimated fair value of consideration is allocated to the assets to be acquired and liabilities to be assumed is based on the following preliminary basis:

Estimated fair value of total consideration	$63,792

Current assets	$8,415
Fixed assets*	5,667
Other assets	83
Customer relationship intangible assets*	20,100
Tradename*	522
Developed technology intangible assets*	3,070
Current liabilities	(4,728)
Goodwill*	30,663
Total estimated purchase price	$63,792

* The final allocation of consideration to acquired intangible assets is subject to an independent appraisal and final analysis of the fair market value of individual items acquired.

(3)	Represents proceeds from financing in connection with the acquisition up to $100.0 million.

(4)	Represents estimated costs related to the debt agreement to finance the Fifth Gear acquisition and write-off of debt acquisition costs related to our prior debt facilities.

(5)

The fair value of the consideration as determined by a preliminary valuation. Consideration includes $54.5 million paid in cash at closing, including the estimated working capital settlement, and assumed issuance of 3.4 million shares of Speed Commerce Common Stock based upon estimates of Fifth Gear achievement of certain earnings thresholds for the year ended December 31, 2014. The fair value of consideration was determined as of September 30, 2014, the date on which the transaction is deemed to have occurred for purposes of the unaudited pro forma condensed combined balance sheet.

Notes to Unaudited Pro Forma Condensed Combined Statements of Operations and Comprehensive Income (Loss)

(A)	To record amortization expense for identifiable intangible assets and depreciation on fixed assets.

		Year ended	Six months
	Estimated Life	March 31,	ended September
	(in years)	2014	30, 2014
Customer relationship intangible assets*	12	$1,675	$838
Internally developed technology intangible assets*	5	614	307
Tradename intangible asset*	1	522	261
Fixed assets depreciation adjustment (valuation adjustment)*	20	$(103)	$(51)
Pro forma adjustment		$2,708	$1,355

* The final allocation of consideration to acquired intangible assets and respective estimated life is subject to an independent appraisal and final analysis of the fair market value of individual items acquired.

(B)	To reflect the estimated interest and amortization of new debt issuance costs for the combined company over the term of the agreement.

(C)	To reflect the reversal of Speed Commerce’s interest expense on prior credit facilities and Fifth Gear’s interest expense related to debt not assumed.

(D)

To reflect an adjustment to the provision for income taxes for the combined company’s pro forma statutory tax rate of negative 3.8% for the twelve months ended March 31, 2014 and negative 3.4% for the six months ended September 30, 2014.